Exhibit 99.1

EVgo Inc. Reports Third Quarter 2023 Results

●	Revenue grew to $35.1 million in the third quarter, representing an increase of 234% year-over-year.
●	Network throughput reached a record 37 gigawatt-hours (“GWh”) in the third quarter, an increase of 208% year-over-year.
●	Ended the third quarter with approximately 3,400 stalls in operation or under construction, including EVgo eXtend™ stalls, with over 240 new stalls added during the quarter.
●	Operationalized the first EVgo eXtend™ stalls with Pilot Company and GM.
●	Added over 106,000 new customer accounts in the third quarter, reaching more than 785,000 overall at the end of the quarter.

Los Angeles – November 8, 2023 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the third quarter ended September 30, 2023. Management will host a conference call today at 11:00 a.m. ET / 8:00 a.m. PT to discuss EVgo’s results and other business highlights.

Revenue increased to $35.1 million in the third quarter of 2023, compared to $10.5 million in the third quarter of 2022, representing 234% year-over-year growth. Revenue growth was primarily driven by year-over-year increases in charging revenues and eXtend™ revenue.

Network throughput increased to 37 GWh in the third quarter of 2023, compared to 12 GWh in the third quarter of 2022, representing 208% year-over-year growth. The Company added over 106,000 new customer accounts during the third quarter, bringing the overall number of customer accounts to more than 785,000 at quarter-end, an increase of 58% year-over-year.

“EVgo’s growth engine is humming, with excellent year-over-year growth in revenues, throughput and utilization,” said Cathy Zoi, EVgo’s CEO. “We continue to deliver for our partners and customers. This quarter we opened the first EVgo eXtend™ stations at Pilot and Flying J locations, which are receiving great feedback from EV drivers. The EVgo team is making important progress on our network build out, customer experience, tech-enabled infrastructure, and ongoing cost efficiencies to develop the nation’s leading public fast charging company.”

Business Highlights

●	National Electric Vehicle Infrastructure Program (“NEVI”): EVgo and its eXtend™ partners were selected for proposed awards of $4.3 million in funding to deploy 32 fast charging stations in Colorado and Pennsylvania through their respective state NEVI programs.
●	Honda Agreement: EVgo and Honda partnered to provide EV drivers with direct access to EVgo’s public fast charging network and an EVgo charging credit of up to $750 for drivers of Honda and Acura EV models. Honda will also be integrating EVgo Inside™ as part of the agreement.

●	EVgo eXtendTM: During the third quarter, the Company operationalized the first fast charging sites in the eXtend™ program with Pilot Company and GM. EVgo also received the first shipment of 350kW fast chargers that are manufactured according to Build America, Buy America Act (BABA) standards.
●	Fleet Charging: EVgo’s public fleet charging business continues to grow driven by rideshare throughput. EVgo operationalized the first site for a national food and beverage company’s fleet, where they are utilizing Optima™, EVgo’s proprietary fleet management software.
●	EVgo Autocharge+: Autocharge+ exceeded 15% of total charging sessions initiated in the quarter and Autocharge+ charging sessions in the third quarter increased 67% compared to the second quarter of 2023.
●	PlugShare: PlugShare reached over 4.1 million registered users and achieved 7.4 million check-ins since inception. Pay with PlugShare, a technology feature that allows PlugShare users to pay for an EV charging session within the PlugShare app, launched in California in October 2023.

Financial & Operational Highlights

The below represent summary financial and operational figures for the third quarter of 2023.

●	Revenue of $35.1 million
●	Network Throughput of 37 gigawatt-hours
●	Customer Account Additions of approximately 106,000 accounts
●	Gross Profit of $0.6 million
●	Net Loss of $28.3 million
●	Adjusted Gross Profit of $9.3 million[1]
●	Adjusted EBITDA of ($14.2) million[1]
●	Cash Flows Used in Operating Activities of $7.3 million
●	Total Capital Expenditures of $24.0 million

1Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q3'23	Q3'22	Change	Q3'23 YTD	Q3'22 YTD	Change
Charging revenue, retail	$13,357	$5,176	158%	$29,057	$13,067	122%
Charging revenue, commercial	4,042	678	496%	8,175	2,041	301%
Charging revenue, OEM	1,477	252	486%	3,015	592	409%
Regulatory credit sales	1,807	1,178	53%	4,635	4,684	(1)%
Network revenue, OEM	1,114	448	149%	4,555	1,825	150%
eXtend revenue	10,475	1,543	579%	54,048	1,754	* %
Ancillary revenue	2,835	1,234	130%	7,474	3,322	125%
Total revenue	$35,107	$10,509	234%	$110,959	$27,285	307%

* Percentage greater than 999%.

(unaudited, dollars in thousands)	Q3'23	Q3'22	Better (Worse)	Q3'23 YTD	Q3'22 YTD	Better (Worse)
Network Throughput (GWh)	37	12	208%	80	30	167%
GAAP revenue	$35,107	$10,509	234%	$110,959	$27,285	307%
GAAP gross profit (loss)	$604	$(3,208)	119%	$6,174	$(4,552)	236%
GAAP gross margin	1.7%	(30.5)%	3,220 bps	5.6%	(16.7)%	2,230 bps
GAAP net loss	$(28,257)	$(50,922)	45%	$(98,877)	$(89,191)	(11)%
Adjusted Gross Profit¹	$9,281	$2,006	363%	$28,539	$8,254	246%
Adjusted Gross Margin[1]	26.4%	19.1%	730 bps	25.7%	30.3%	(460) bps
Adjusted EBITDA[1]	$(14,248)	$(22,153)	36%	$(44,868)	$(60,166)	25%

(unaudited, dollars in thousands)	Q3'23	Q3'22		Q3'23 YTD	Q3'22 YTD
Cash flows used in operating activities	$(7,256)	$(18,967)		$(29,781)	$(57,337)
Total capital expenditures	$24,028	$61,594		$124,085	$133,885

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in these materials.

2023 Financial & Operating Guidance

EVgo is updating full year 2023 guidance as follows:

●	Total revenue of $148 – $158 million
●	Adjusted EBITDA of ($66) – ($62) million*

Additionally, at year-end 2023, EVgo expects to have a total of 3,400 – 3,700 DC fast charging stalls, including EVgo eXtend™, in operation or under construction.

*A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure for historical periods presented in this release, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release.

Conference Call Information

A live audio webcast and conference call for EVgo’s third quarter 2023 earnings release will be held today at 11:00 a.m. ET / 8:00 a.m. PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (888) 340-5044 (for U.S. callers)
Toll/International: (646) 960-0363 (for callers outside the U.S.)

Conference ID: 6304708

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Since 2019, EVgo has purchased renewable energy certificates to match the electricity that powers its network. As one of the nation’s largest public fast charging networks, EVgo’s charging network, including EVgo eXtend™ sites, includes more than 950 fast charging locations, 65 metropolitan areas and 35 states. EVgo continues to add more DC fast charging locations across the U.S., including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network, robust software products and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, capital expenditures, stalls in operation or under construction and network throughput; EVgo’s expectation of market position and progress on its network buildout, customer experience, technological capabilities and cost efficiencies; the Company’s collaboration with partners enabling effective deployment of chargers, including under its contract with the Pilot Company and GM; the potential integration of EVgo’s application programming interfaces under a partnership with Honda; and anticipated awards of funding in connection with the NEVI program and associated state programs. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; macro political, economic, and business conditions, including inflation and geopolitical conflicts that could impact EVgo’s supply chains; increased competition, including from new and existing entrants in the EV charging market; unfavorable conditions or further disruptions in the capital and credit markets and EVgo's ability to obtain additional capital on commercially reasonable terms; EVgo’s limited operating history as a public company; EVgo’s dependence on widespread adoption of EVs and increased installation of charging stations; mechanisms surrounding energy and non-energy costs for EVgo’s charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, tax credits, and other support available to EVgo; supply chain disruptions; EVgo’s ability to expand into new service markets, grow its customer base, and manage its operations; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards for EV charging; impediments to EVgo’s expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on EVgo’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by EVgo; risks related to EVgo’s dependence on its intellectual property; and risks that EVgo’s technology could have undetected defects or errors.

Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
(in thousands)	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$228,709	$246,193
Accounts receivable, net of allowance of $1,016 and $687 as of September 30, 2023 and December 31, 2022, respectively	25,655	11,075
Accounts receivable, capital-build	13,179	8,011
Prepaid expenses and other current assets[1]	10,796	10,205
Total current assets	278,339	275,484
Property, equipment and software, net	397,927	308,112
Operating lease right-of-use assets	56,190	51,856
Restricted cash	—	300
Other assets	1,888	2,308
Intangible assets, net	51,901	60,612
Goodwill	31,052	31,052
Total assets	$817,297	$729,724

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$17,605	$9,128
Accrued liabilities	38,112	39,233
Operating lease liabilities, current	5,719	4,958
Deferred revenue, current	19,904	16,023
Customer deposits	10,908	17,867
Other current liabilities	61	136
Total current liabilities	92,309	87,345
Operating lease liabilities, noncurrent	50,216	45,689
Earnout liability, at fair value	855	1,730
Asset retirement obligations	19,355	15,473
Capital-build liability	33,434	26,157
Deferred revenue, noncurrent	46,174	23,900
Warrant liabilities, at fair value	6,519	12,304
Total liabilities	248,862	212,598
Commitments and contingencies
Redeemable noncontrolling interest	661,804	875,226
Stockholders' deficit	(93,369)	(358,100)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$817,297	$729,724

[1] In the third quarter of 2023, prepaid expenses and other current assets were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(unaudited, dollars in thousands, except per share data)	2023	2022	Change %	2023	2022	Change %
Revenue	$35,107	$10,509	234%	$110,959	$27,285	307%

Cost of revenue	25,884	8,530	203%	82,541	19,095	332%
Depreciation, net of capital-build amortization	8,619	5,187	66%	22,244	12,742	75%
Cost of sales	34,503	13,717	152%	104,785	31,837	229%
Gross profit (loss)	604	(3,208)	119%	6,174	(4,552)	236%

General and administrative expenses	32,001	32,322	(1)%	104,223	89,928	16%
Depreciation, amortization and accretion	4,975	4,516	10%	14,542	12,535	16%
Total operating expenses	36,976	36,838	0%	118,765	102,463	16%
Operating loss	(36,372)	(40,046)	9%	(112,591)	(107,015)	(5)%

Interest expense	—	(8)	100%	—	(21)	100%
Interest income	2,898	1,636	77%	7,095	2,327	205%
Other income (expense), net	1	(347)	100%	1	(769)	100%
Change in fair value of earnout liability	442	(1,299)	134%	875	1,328	(34)%
Change in fair value of warrant liabilities	4,774	(10,858)	144%	5,785	14,981	(61)%
Total other income (expense), net	8,115	(10,876)	175%	13,756	17,846	(23)%
Loss before income tax expense	(28,257)	(50,922)	45%	(98,835)	(89,169)	(11)%
Income tax expense	—	—	*	(42)	(22)	(91)%
Net loss	(28,257)	(50,922)	45%	(98,877)	(89,191)	(11)%
Less: net loss attributable to redeemable noncontrolling interest	(18,536)	(37,704)	51%	(69,054)	(66,053)	(5)%
Net loss attributable to Class A common stockholders	$(9,721)	$(13,218)	26%	$(29,823)	$(23,138)	(29)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.09)	$(0.19)	53%	$(0.34)	$(0.33)	(3)%
Weighted average common stock outstanding, basic and diluted	102,687	68,621		86,449	68,507

*Not meaningful

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(unaudited, in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(98,877)	$(89,191)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	36,786	25,277
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	8,065	4,618
Share-based compensation	21,023	17,441
Change in fair value of earnout liability	(875)	(1,328)
Change in fair value of warrant liabilities	(5,785)	(14,981)
Other	23	521
Changes in operating assets and liabilities
Accounts receivable, net	(14,581)	(3,987)
Receivables from related parties	—	1,500
Prepaid expenses, other current assets and other assets	(289)	840
Operating lease assets and liabilities, net	955	(1,082)
Accounts payable	2,781	(45)
Payables to related parties	—	24
Accrued liabilities	2,247	1,567
Deferred revenue	26,155	3,544
Customer deposits	(6,959)	(1,795)
Other current and noncurrent liabilities	(450)	(260)
Net cash used in operating activities	(29,781)	(57,337)
Cash flows from investing activities
Purchases of property, equipment and software	(124,085)	(133,885)
Proceeds from insurance for property losses	242	729
Purchases of investments	—	(37,332)
Proceeds from sale of investments	—	37,166
Net cash used in investing activities	(123,843)	(133,322)
Cash flows from financing activities
Proceeds from issuance of Class A common stock under the ATM	5,828	—
Proceeds from issuance of Class A common stock under the equity offering	128,023	—
Proceeds from capital-build funding	7,079	6,864
Proceeds from exercise of warrants	—	3
Payments of deferred transaction costs	(5,090)	(409)
Net cash provided by financing activities	135,840	6,458
Net decrease in cash, cash equivalents and restricted cash	(17,784)	(184,201)
Cash, cash equivalents and restricted cash, beginning of period	246,493	485,181
Cash, cash equivalents and restricted cash, end of period	$228,709	$300,980

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This release includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin.”  EVgo believes these measures are useful to investors in evaluating EVgo’s performance. In addition, EVgo management uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these measures help to depict a more meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) bad debt expense, and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense. EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) (gain) loss on investments, (iv) bad debt expense, (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Reconciliations of Non-GAAP Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q3'23	Q3'22	Change	Q3'23 YTD	Q3'22 YTD	Change

GAAP revenue	$35,107	$10,509	234%	$110,959	$27,285	307%

GAAP net loss	$(28,257)	$(50,922)	45%	$(98,877)	$(89,191)	(11)%
GAAP net loss margin	(80.5%)	(484.6%)	* bps	(89.1%)	(326.9%)	* bps
Adjustments:
Depreciation, net of capital-build amortization	8,746	5,275	66%	22,621	12,963	75%
Amortization	4,264	3,915	9%	12,500	10,843	15%
Accretion	584	513	14%	1,665	1,471	13%
Interest income	(2,898)	(1,636)	(77)%	(7,095)	(2,327)	(205)%
Interest expense	—	8	(100)%	—	21	(100)%
Income tax expense	—	—	* %	42	22	91%
EBITDA	(17,561)	(42,847)	59%	(69,144)	(66,198)	(4)%
EBITDA margin	(50.0%)	(407.7%)	* bps	(62.3%)	(242.6%)	* bps
Adjustments:
Share-based compensation	6,101	6,893	(11)%	21,023	17,441	21%
Loss on disposal of property and equipment, net of recoveries, and impairment expense[1]	2,216	1,242	78%	8,065	3,889	107%
Loss on investments	12	344	(97)%	16	749	(98)%
Bad debt expense	199	(84)	337%	352	67	425%
Change in fair value of earnout liability	(442)	1,299	(134)%	(875)	(1,328)	34%
Change in fair value of warrant liabilities	(4,774)	10,858	(144)%	(5,785)	(14,981)	61%
Other[1,2]	1	142	(99)%	1,480	195	659%
Adjusted EBITDA	$(14,248)	$(22,153)	36%	$(44,868)	$(60,166)	25%
Adjusted EBITDA margin	(40.6%)	(210.8%)	* bps	(40.4%)	(220.5%)	* bps

* Percentage greater than 999%, bps greater than 9,999 or not meaningful

1In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2]For the nine months ended September 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the “205 Petition”), which are not expected to recur.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss) and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q3'23	Q3'22	Change	Q3'23 YTD	Q3'22 YTD	Change

GAAP revenue	$35,107	$10,509	234%	$110,959	$27,285	307%
GAAP cost of sales	34,503	13,717	152%	104,785	31,837	229%
GAAP gross profit (loss)	$604	$(3,208)	119%	$6,174	$(4,552)	236%
GAAP cost of sales as a percentage of revenue	98.3%	130.5%	(3,220) bps	94.4%	116.7%	(2,230) bps
GAAP gross margin	1.7%	(30.5%)	3,220 bps	5.6%	(16.7%)	2,230 bps

Adjustments:
Depreciation, net of capital-build amortization	$8,619	$5,187	66%	$22,244	$12,742	75%
Share-based compensation	58	27	115%	121	64	89%
Total adjustments	8,677	5,214	66%	22,365	12,806	75%
Adjusted cost of sales	$25,826	$8,503	204%	$82,420	$19,031	333%
Adjusted cost of sales as a percentage of revenue	73.6%	80.9%	(730) bps	74.3%	69.7%	460 bps
Adjusted gross profit	$9,281	$2,006	363%	$28,539	$8,254	246%
Adjusted gross margin	26.4%	19.1%	730 bps	25.7%	30.3%	(460) bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q3'23	Q3'22	Change	Q3'23 YTD	Q3'22 YTD	Change

GAAP revenue	$35,107	$10,509	234%	$110,959	$27,285	307%
GAAP general and administrative expenses	$32,001	$32,322	(1)%	$104,223	$89,928	16%
GAAP general and administrative expenses as a percentage of revenue	91.2%	307.6%	* bps	93.9%	329.6%	* bps

Adjustments:
Share-based compensation	$6,043	$6,866	(12)%	$20,902	$17,377	20%
Loss on disposal of property and equipment, net of recoveries, and impairment expense[1]	2,216	1,242	78%	8,065	3,889	107%
Bad debt expense	199	(84)	337%	352	67	425%
Other[1,2]	1	142	(99)%	1,480	195	659%
Total adjustments	8,459	8,166	4%	30,799	21,528	43%
Adjusted general and administrative expenses	$23,542	$24,156	(3)%	$73,424	$68,400	7%
Adjusted general and administrative expenses as a percentage of revenue	67.1%	229.9%	* bps	66.2%	250.7%	* bps

* Percentage greater than 999% or bps greater than 9,999

1In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2]For the nine months ended September 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the 205 Petition, which are not expected to recur.

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investors@evgo.com

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press@evgo.com

Source: EVgo Inc.